EXHIBIT 99


FOR IMMEDIATE RELEASE



                 MIDWAY AIRLINES COMPLETES AIRCRAFT FINANCING

      DURHAM, N.C. - August 14, 1998 -- Midway Airlines Corporation (Nasdaq:
MDWY) (www.MidwayAir.com) today announced completed placement of $109.7 million aggregate principal amount of enhanced equipment pass through certificates (EETCs) under Rule 144A of the Securities Act of 1933.

      The proceeds from the debt offering will finance leveraged lease transactions for eight new Canadair Regional Aircraft (CRJ) ordered from Bombardier Regional Aircraft of Ontario, Canada. The Company has already placed five new CRJ aircraft into service since January of 1998, with the additional eight scheduled for delivery through June 1999. The Company holds options on 17 additional CRJs.

      The EETCs have not been registered under the Securities Act and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption.

      As a full-service carrier, Midway Airlines operates 110 daily non-stop flights between its hub at Raleigh-Durham International Airport and 17 destinations in ten eastern states and Cancun, Mexico. The Company flies one of the youngest all-jet fleets in the industry with an average age of three years.